                                                                     EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM T-1

                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

         United States                                              41-0257700
   (State of Incorporation)                                      (I.R.S. Employer
                                                               Identification No.)

        First Trust Center
       180 East Fifth Street
         St. Paul, Minnesota                                          55101
(Address of Principal Executive Offices)                            (Zip Code)



                     KAISER ALUMINUM & CHEMICAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                                      94-0928288
(State of Incorporation)                           (I.R.S. Employer
                                                  Identification No.)



         6177 Sunol Boulevard
         Pleasanton California                          94566-7769
(Address of Principal Executive Offices)                (Zip Code)




                     10 7/8% SERIES D SENIOR NOTES DUE 2006
                                       &
            GUARANTEES OF THE 10 7/8% SERIES D SENIOR NOTES DUE 2006
                      (Title of the Indenture Securities)

                                    GENERAL

1.  General Information       Furnish the following information as to the
    Trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of the Currency
                     Washington, D.C.

    (b)      Whether it is authorized to exercise corporate trust powers.

                     Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                     None

    See Note following Item 16.

    Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from registration number 22-27000.

    1.       Copy of Articles of Association.

    2.       Copy of Certificate of Authority to Commence Business.

    3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

    4.       Copy of existing By-Laws.

    5.       Copy of each Indenture referred to in Item 4.  N/A.

    6. The consents of the Trustee required by Section 321(b) of the act.

    7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 31st day of December, 1996.


                                        FIRST TRUST NATIONAL ASSOCIATION

[SEAL]

                                        /s/ Kathe Barrett
                                        --------------------------------
                                        Kathe Barrett
                                        Trust Officer




/s/ Richard H. Prokosch
--------------------------------
Richard H. Prokosch
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  December 31, 1996


                                        FIRST TRUST NATIONAL ASSOCIATION


                                        /s/ Kathe Barrett
                                        -------------------------------------
                                        Kathe Barrett
                                        Trust Officer

                       FIRST TRUST NATIONAL ASSOCIATION

I, Elizabeth Becker, the Secretary of First Trust National Association, a national banking association organized under the laws of the United States, hereby certify that the attached copy of the Articles of Association of First Trust National Association is full, true and complete copy of the original. I further certify that such Articles of Association have not been revoked and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of First Trust National Association to be affixed hereto this 18th day of February, 1992.


                                                /s/ ELIZABETH BECKER
                                                --------------------------
                                                     Elizabeth Becker
(Corporate Seal)                                     Secretary


Sworn to before me this
18th day of February, 1992.

JEANNE M. ERICKSON,
Notary Public

                        JEANNE M. ERICKSON
Certific/bylaws      NOTARY PUBLIC - MINNESOTA
                          DAKOTA COUNTY
                 My Commission Expires Dec. 28, 1997

                        FIRST TRUST NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION


       FIRST. The title of the Association, which shall carry on the business of banking under the laws of the United States, shall be "First Trust National Association". Notwithstanding the foregoing, however, the Association shall not engage in any banking activities other than those within the scope of 12 U.S.C. Section 92a, and 12 C.F.R. 9, without the prior written approval of the Comptroller of the Currency.

       SECOND. The main office of the Association shall be in Saint Paul, County of Ramsey, State of Minnesota. The general business of the Association shall be conducted at its main office and branches.

       THIRD. The board of directors of the Association shall consist of not less than five nor more than 25 members. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Between meetings of the shareholders held for the purpose of electing directors, the board of directors by a majority vote of the full board may increase the size of the board by not more than four directors in any one year, but not to more than a total of 25 directors, and fill any vacancy created on the board. A majority of the board of directors shall be necessary to constitute a quorum for the transaction of business at any directors' meeting. Each director during the full term of directorship, shall own a minimum of One Thousand Dollars ($1,000.00) par value of stock of the Association, or an equivalent interest in stock of First Bank System, Inc.

       FOURTH. The regular annual meeting of the shareholders of the Association shall be held at its main office, or other convenient place duly authorized by the board of directors, on such day of each year as is specified therefore in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

       FIFTH. The amount of capital stock of the Association shall be divided into 10,000 shares of common stock at the par value of One Hundred Dollar ($100.00) each; but such capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


       If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of each capital stock owned by each such shareholder at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The board of directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock must be exercised.

       If the capital stock is increased by a stock dividend, each shareholder shall be entitled to such shareholder's proportionate amount of such increase in accordance with the number of shares of capital stock owned by such shareholder at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

       The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. In the event such debt obligations are convertible to capital stock of the Association, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of capital stock owned by such shareholder one month prior to the issuance of capital stock in satisfaction of such convertible debt obligations.

       SIXTH. The board of directors shall appoint one of its members as the Association's chief executive officer (however titled) who shall have and exercise the rights and responsibilities of "president" as established by law. Such chief executive officer shall be chairman of the board, unless the board appoints another director to be chairman. The board shall have the power to appoint (or provide for the appointment of) such officers and employees as may be required to transact the business of the Association; to fix the salaries to be paid to such officers and employees of the Association; and to dismiss any of such officers or employees and appoint others to take their places.

       The board of directors shall have the power to define the duties of officers and employees of the Association and to require adequate bonds from them for the faithful performance of their duties; to regulate the manner in which any increase of the capital of

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


the Association shall be made; to make all Bylaws that may be lawful for the general regulation of the business of the Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a board of directors to do and perform.

       SEVENTH. The board of directors shall have the power to change the location of the main office of the Association to any other place within the limits of Saint Paul, Minnesota, without the approval of the shareholders of the Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of the Association to any other location, without the approval of the shareholders of the Association but subject to the approval of the Comptroller of the Currency.

       EIGHTH. The Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by such receiver.

       NINTH. The board of directors of the Association, or any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association, may call a special meeting of shareholders at any time. Provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of the Association at their respective addresses as shown upon the books of the Association.

       TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action which may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


       ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

       TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of such person's duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors, or administrators, may be entitled as a matter of law.

       The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, advisory directors, officers, employees and agents to the extent that such indemnification is allowed in the preceding paragraph. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against an officer, director or employee. Further, such insurance may, but need not be, for the benefit of all directors, advisory directors, officers, employees or agents.

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


       Expenses incurred by an officer, director or employee in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual or officer to repay such amount if it shall ultimately be determined that such individual is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) the officer, director or employee has a substantial likelihood of prevailing on the merits; (2) in the event the officer, director or employee does not prevail, he or she will have the financial capability to reimburse the Association; and (3) payment of such expenses by the Association will not adversely affect bank safety and soundness. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with the director, officer or employee specifying the conditions under which such individual shall reimburse the Association.

       THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the Articles of Association of the Association is to be considered, shall be given as hereinabove set forth.





                                 ---- ---- ----

                       FIRST TRUST NATIONAL ASSOCIATION

I, Elizabeth Becker, the Secretary of First Trust National Association, a national banking association organized under the laws of the United States, hereby certify that the attached copy of the Articles of Association of First Trust National Association is full, true and complete copy of the original. I further certify that such Articles of Association have not been revoked and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of First Trust National Association to be affixed hereto this 27th day of July, 1993.


                                                /s/ ELIZABETH BECKER
                                                --------------------------
                                                     Elizabeth Becker
(Corporate Seal)                                     Secretary


Sworn to before me this
27th day of July, 1993.

JEANNE M. ERICKSON,
Notary Public

                        JEANNE M. ERICKSON
Certific/bylaws      NOTARY PUBLIC - MINNESOTA
                          DAKOTA COUNTY
                 My Commission Expires Dec. 29, 1997

                        FIRST TRUST NATIONAL ASSOCIATION

                                     BYLAWS


                                   ARTICLE I

                            Meeting of Shareholders

       Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the President or Chairman may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

       Section 1.2. Special Meetings. Except as otherwise specifically provided by law, special meetings of shareholders may be called for any purpose, at any time, by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

       Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder.

       Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

       Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders of the Association, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS
                                   ARTICLE II


       Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

       Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

       Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

       Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

       Section 2.5. Regular Meetings. The regular Meeting of the board shall be held, without notice, as the Chairman or President may designate or deem suitable.

       Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place, of each such meeting.

       Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

       Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS
                                  ARTICLE III

       Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

       Section 3.2 Audit Committee. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine and subject at all times to the direction and control of the Board.

       The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of responsibilities.

       Section 3.3 Executive Committee. The board may appoint an Executive Committee, which shall consist of at least three directors and which shall have, and may exercise, all of the powers of the board between meetings of the board or otherwise when the board is not meeting.

       Section 3.4 Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such power as either the Chairman or the President deems appropriate and proper.

       Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

       Section 3.5 Meetings, Minutes and Rules. An Advisory board of directors and/or committee shall meet as may be appropriate in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes, or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV

                             Officers and Employees

       Section 4.1 Chairman of the Board. The board may appoint one of its members to be Chairman of the board and who shall serve at the pleasure of the Board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

       Section 4.2 President. The board shall appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have an may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

       Section 4.3 Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

       Section 4.4 Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given, shall be custodian of the corporate seal, records, documents, and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the Board.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

       Section 4.5 Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall execute such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Bylaws, the board, the Chairman or the President.

       Section 4.6 Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

       Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board, or if appointed by the Chairman, or the President, by the Chairman or the President, respectively.


                                   ARTICLE V

                                     Stock

       Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association, properly endorsed.

                                   ARTICLE VI

                                 Corporate Seal

       Section 6.1. The Chairman, the President, the Secretary, any Assistant Secretary or other officer designated by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form:

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS
                                  ARTICLE VII

                            Miscellaneous Provisions

       Section 7.1 Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies, and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered, or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by an officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

       Section 7.2 Records. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for such purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

       Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been property undertaken and discharged.

       Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments which corporate fiduciaries may invest under law.

       Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

                                  ARTICLE VIII

                                Indemnification

       Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigate, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

       Section 8.2. The board in its direction may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                   ARTICLE IX

                     Bylaws:  Interpretation and Amendment

       Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

       Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

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